UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2018, Hubbell Incorporated (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Definitive Proxy Statement filed with the Securities and Exchange Commission on March 15, 2018 in connection with the Annual Meeting.

PROPOSAL 1—Election of directors to serve until the annual meeting of shareholders of the Company in 2019 and until their respective successors have been duly elected and qualified:

NOMINEE	AFFIRMATIVE VOTES	WITHHOLD VOTES	BROKER NON-VOTES

Carlos M. Cardoso	45,937,668	382,831	4,748,140

Anthony J. Guzzi	45,202,950	1,117,549	4,748,140

Neal J. Keating	45,484,700	835,799	4,748,140

John F. Malloy	45,913,527	406,972	4,748,140

Judith F. Marks	45,702,001	618,498	4,748,140

David G. Nord	45,214,602	1,105,897	4,748,140

John G. Russell	45,610,977	709,522	4,748,140

Steven R. Shawley	46,016,255	304,244	4,748,140

Richard J. Swift	38,363,407	7,957,092	4,748,140

PROPOSAL 2—The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018:

AFFIRMATIVE VOTES	NEGATIVE VOTES	ABSTAINED VOTES	BROKER NON-VOTES

50,593,323	450,214	25,102	—

PROPOSAL 3—Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers (“Say on Pay”):

AFFIRMATIVE VOTES	NEGATIVE VOTES	ABSTAINED VOTES	BROKER NON-VOTES

44,947,768	1,052,289	320,442	4,748,140

Pursuant to the foregoing votes, the nine nominees listed above were elected to serve on the Company’s Board of Directors, and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Senior Vice President, General Counsel and Secretary

Date: May 3, 2018